April 12, 1999

Empire Fidelity Investments Life Insurance Company
Empire Fidelity Investments Variable Annuity Account A
82 Devonshire Street
Boston, Massachusetts 02109

 Re: Registration No. 33-54924

Ladies and Gentlemen:

We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 7 to the Registration Statement on Form N-4 (File No. 33-54924) for Empire Fidelity Investments Variable Annuity Account A filed by the Account with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

            Very truly yours,

     JORDEN BURT BOROS CICCETTI BERENSON & JOHNSON LLP

             By:  /s/Michael Berenson
                  Michael Berenson